United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 24, 2025

SUNation Energy, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

171 Remington Boulevard Ronkonkoma, NY	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 750-9454

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	SUNE	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth below, in relevant part, in Item 7.01 (relating to the issuance of Series D Preferred Stock) is hereby incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure

Conduit Loan Collateral

As more fully described in our previously filed periodic reports, on July 22, 2024, the Company obtained bridge loan financing for working capital purposes from Conduit Capital U.S. Holdings LLC (“Conduit”), an unaffiliated lender (the “Original Conduit Note”). Pursuant thereto, Conduit loaned the principal sum of $1,000,000 to the Company on an original issue (“OID”) basis of 20% and accordingly, Conduit advanced $800,000 to the Company (the “Conduit Loan”). The loans due to Conduit will accrue interest on the unpaid principal amount, without deduction for the OID, at an annual rate of 20%; provided that payment in full on the Conduit Maturity Date (as defined below) satisfies the interest accrual on the loans from initial issuance to the Conduit Maturity Date. All such loans are secured by a pledge of all of the Company’s assets. As a condition to such loan(s), the Company agreed to cause the nomination of a designee of Conduit for election to its Board of Directors. The loans due to Conduit will become due on July 21, 2025 (the “Conduit Maturity Date”); provided that if the Company consummates one or more equity offerings prior to the Conduit Maturity Date in which it derives aggregate gross proceeds of at least $3.15 million, it will be required to repay the unpaid principal balance of the Initial Conduit Loan, including the OID, simultaneous with the closing(s) of such offering(s); and further provided that if the Company consummates one or more equity offerings prior to the Conduit Maturity Date in which it derives aggregate gross proceeds of at least $4.4 million, the Company will be required to repay the entire unpaid principal amount of all loans due to Conduit, including the OID, simultaneous with the closing(s) of such offering(s).

On February 26, 2025, the Company entered into a consent and waiver agreement to the loan agreement with Conduit. In accordance therewith, the Company issued one (1) share of Series D Preferred Stock to Conduit as further collateral security for the Conduit Loan. The Series D Preferred Stock was issued in accordance with a Certificate of Designation of Preferences, Rights, and Limitations filed with the State of Delaware on February 27, 2025. In connection with the issuance of the share of Series D Preferred Stock, Conduit granted an irrevocable proxy to the Company to vote such share on as as-converted basis as a single class with the holders of the Company’s common stock. Such share is being held in escrow by legal counsel to the Company, and upon full payment of the Conduit Loan, the share will be returned to the Company and will be cancelled. The foregoing summary is qualified by the full text of the Certificate of Designation attached as Exhibit 3.1 to this Current Report on Form 8-K.

ATM Sales

On October 21, 2024, the Company entered into an At the Market (“ATM”) Offering Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Sales Agent”). The Company has authorized the sale, at its discretion, of common stock shares in an aggregate offering amount up to $10,000,000 under the Sales Agreement pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-267066), as supplemented by a prospectus supplement. Through the filing of our last quarterly report on November 14, 2024, we had sold an aggregate of 394,381 shares for gross proceeds of $2,310,547 under the ATM facility. Subsequent to our last periodic report, and through the date of this current report, we have sold an additional 206,085 shares of common stock for gross proceeds of $509,076 under the ATM facility.

Previously Issued Warrant, Settlement Exchange

As more fully described in our previously filed periodic reports, on June 28, 2021, the Company (via its predecessor entity, Communications Systems, Inc., “CSI”) entered into a securities purchase agreement (“SPA”) in which, subsequent to the closing of the merger between CSI and Pineapple Energy, LLC (together and following a series of related transactions ultimately became Pineapple Energy, Inc., “Pineapple”), the Company authorized the issuance and sale of shares of Series A Preferred Stock, par value $1.00 per share (“Series A Preferred Stock”), together with a warrant (the “Series A Warrants”), to certain investors in a private offering (“PIPE Investors”). On September 15, 2021, the Company amended the SPA to issue thirty-two thousand restricted shares of Series A Preferred Stock, to the PIPE Investors for thirty-two million dollars in cash (the “Amendment”). Concurrent with the Amendment, the Company entered into warrant agreements with the PIPE Investors to purchase Common Stock, whereby the Company issued approximately five-year warrants (“PIPE Warrants”) to purchase Common Stock for cash or in a cashless exercise. These Series A Preferred Stock and PIPE Warrants were issued on March 28, 2022 upon the consummation of the merger between CSI and Pineapple.

The Series A Warrants contained anti-dilution provisions that would increase the number of shares issuable upon exercise and lower the exercise price of the Series A Warrants if the Company issued equity securities at a price less than the then current exercise price of the Series A Warrants at the time of such issuance. Numerous Series A Warrants were exercised and, as a result, most and eventually all of our then authorized shares were issued as a result. Beginning on or about May 29, 2024 through June 5, 2024, the Company had received additional warrant exercise notices; however, as a result of the anti-dilution provisions of the then outstanding Series A Warrants and the prior exercises thereunder, the Company did not have sufficient shares authorized to issue all of such warrant shares thereunder in a timely manner. Upon receiving shareholder approval in July 2024, however, our authorized share capital was increased, and we immediately proceeded to satisfy the issuance of these remaining shares of common stock. As further disclosed in our previously filed SEC reports and the risk factors therein, including an accrual for then estimated loss contingencies related thereto (including for the payment of up to fifty thousand dollars in cash), while we had ultimately satisfied our share delivery obligations to the then outstanding Series A Warrant holders, the Series A Warrants contained certain contractual clauses, including potential financial penalty provisions for late delivery of shares. Recently, a limited number of alleged penalty claims were informally (not through a legal proceeding or threatened legal action) brought to the Company’s attention and assessed in regard to the potential contractual provisions at issue. Following our internal analysis and other discussions, it was concluded that there were only three holders of such contractual rights under the previously outstanding Series A Warrants. Therefore, it was determined to be in the best interest of the Company to issue (subject to beneficial ownership limitations), an aggregate of four-hundred seven thousand, six hundred fifty-six shares of common stock, to date, with each and all such issuances at the market value (with no anti-dilution or price reset features), and to reserve an additional aggregate of approximately five hundred thousand shares of common stock for any subsequent issuances related thereto (which share total may change as it is subject to the market price at the time of such issuance, but also subject to applicable Nasdaq marketplace rules). The common stock share issuance(s) described herein are collectively intended to serve as a complete form of a penalty payment in exchange for and in order to settle and release any and all such individual contractual disputes and potential future claims and costs, as well as the time burden on management that would be involved in connection with a potential legal dispute in the absence of such contractual settlement, and in order to preserve cash for working capital and other necessary items. None of the Series A Warrants or Series A Preferred Stock shares remain outstanding as of the date of this current report.

Legal Proceedings

We are involved in various claims, many arising in the ordinary course of business, including some which we believe are immaterial or which we believe to be frivolous, including actions with respect to contractual matters. In connection with these matters, we assess, on a regular basis, the probability and range of possible loss based on the developments in these matters. Recently, an action by a landlord to recover approximately $34,000 plus attorneys’ fees and punitive damages based upon an alleged breach of the lease between Remington Industrial Management LLC and Sunation Solar Systems, Inc. The landlord asserts that Sunation Solar Systems, Inc. has the obligation to insure the entire building rather than keep in full force and effect “fire and hazard insurance for the full replacement value of all improvements located on the demised premise” as specifically provided in the lease rider. Sunation Solar Systems denies that it has an obligation to insure the entire building under the express terms of the lease which is not a “triple net lease.” The landlord has asserted three causes of action for breach of contract, declaratory judgment that the lease requires Sunation to insure the building itself, and a third vague “fraud” theory. The claims against SUNation Energy, Inc. based upon vague allegations of fraud are likely unsustainable. The claims are baseless and frivolous and defendants intend to vigorously defend them.

From time to time, we also face threatened legal actions or claims in the ordinary course of our business. One such matter involves a residential customer who has informally alleged that Sunation Solar Systems is responsible for the cost to replace certain equipment by a third-party manufacturer that was found to be admittedly defective (by the manufacturer), the cost of which may be substantial. At the moment, SUNation Energy, Inc. has not been included in the claim or allegations; however, to the extent that litigation is commenced, the Company intends to vigorously defend against these as yet unasserted claims.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “intend”, “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative, derivative or extension of these terms or other comparable terminology. These forward-looking statements are based on information currently available to the Company’s management as well as estimates and assumptions made by its management and are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company does not undertake an obligation to update these forward-looking statements after such date.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNATION ENERGY, INC.

	By:	/s/ James Brennan
James Brennan
Chief Operating Officer

Date: February 27, 2025

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